UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMAGIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Shareholders:

Last week, the two leading independent proxy advisory firms that advise thousands of institutional investors and pension funds, Institutional Shareholder Services, Inc. (ISS) and Glass, Lewis & Co., formally recommended that eMagin shareholders vote in favor of eMagin’s proposed merger transaction with Samsung Display Co., Ltd.. As previously announced, eMagin shareholders would receive $2.08 per share in cash in the proposed transaction valued at approximately $218 million.

In its endorsement of the proposed transaction, ISS concluded that “Support for this transaction is warranted, in light of the premium, the cash form of consideration, and the downside risks to non-approval…”

ISS continued, “The [eMagin] board was able to negotiate multiple increases in the merger consideration and the results of a market check did not indicate any superior alternatives. There appear to be downside risks to non-approval given substantial doubts regarding the company’s ability to remain a going concern, and the cash form of consideration provides liquidity and certainty of value.”

The findings of ISS and Glass Lewis reflect the unanimous opinion of eMagin’s board of directors and management team: on a risk-adjusted and time-adjusted basis, the proposed merger with Samsung Display is more favorable to our shareholders than any other alternative reasonably available to us, including the continued operation of eMagin as a standalone company.

I remain tremendously appreciative of the support of our loyal shareholders and urge you to vote in favor of the proposed transaction.

Sincerely,

Andrew G. Sculley

Chief Executive Officer

eMagin Corporation

YOUR VOTE IS IMPORTANT:
If you have any questions about the special meeting or need assistance in voting your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE at (877) 717-3930

Independent Proxy Advisory Firms ISS and Glass Lewis Recommend eMagin Shareholders Vote “For” Proposed Transaction with Samsung Display

ISS Recommendation FOR Transaction Based on eMagin Having Secured Multiple Offer Increases, a Share Premium, and Downside Risks to Non-Approval

Glass Lewis Recommendation FOR Transaction Based on eMagin’s Efforts to Provide Greater Value for Investors and Lack of Expectation That a Higher Offer Will Materialize.

eMagin Shareholders are Encouraged to Vote FOR Transaction Ahead of the August 31 Special Meeting of Shareholders at 9 a.m. ET

HOPEWELL JUNCTION, N.Y. – DATE – eMagin Corporation (NYSE American: EMAN) (“eMagin” or the “Company”), a U.S.-based leader in the development, design, and manufacture of Active-Matrix OLED microdisplays for high-resolution, AR/VR and other near-eye imaging products, today announced both leading independent proxy advisory firms, Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), have recommended that eMagin shareholders vote in favor of the proposed merger transaction with Samsung Display Co., Ltd., a subsidiary of Samsung Electronics Co. Ltd. and a worldwide manufacturer and distributor of display products.

As previously announced, eMagin shareholders would receive $2.08 per share in cash in a proposed transaction valued at approximately $218 million.

ISS and Glass Lewis are the leading independent, third-party proxy advisors to thousands of institutional investors and pension funds.

ISS Recommends Vote FOR Merger

In its endorsement of the proposed transaction, ISS explained, “Support for this transaction is warranted, in light of the premium, the cash form of consideration, and the downside risks to non-approval… The [eMagin] board was able to negotiate multiple increases in the merger consideration and the results of a market check did not indicate any superior alternatives. There appear to be downside risks to non-approval given substantial doubts regarding the Company’s ability to remain a going concern, and the cash form of consideration provides liquidity and certainty of value.”

Glass Lewis Recommends Vote FOR Merger

Glass Lewis, in its endorsement of the proposed transaction, noted, “eMagin’s shares have traded tightly in line with executed deal value across the calendar quarter subsequent to announcement. During this period, we note no competitive bids or alternative transaction opportunities have emerged. Taken together, these factors would seem to suggest the proposed terms—which were revised substantially over the course of negotiations with Samsung Display—are at least reasonably likely to approximate eMagin’s control value under extant market conditions, and that there exists little substantive expectation the Company will receive a third-party offer or pre-vote sweetener here… Accordingly, we recommend shareholders vote FOR this proposal.”

How and Where to Vote

eMagin shareholders as of the close of business on July 20, 2023, are eligible to vote on the pending transaction and are encouraged to do so by following the instructions set forth on their proxy cards or voting instruction forms received via mail or e-mail before the August 31, 2023, Special Meeting of Shareholders, which is scheduled to begin at 9 a.m. ET.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, at (877) 717-3930.

Approvals and Timing

eMagin’s Board of Directors has unanimously approved the transaction and is recommending that eMagin’s stockholders approve the transaction and adopt the merger agreement at the Special Meeting of Shareholders. Certain of eMagin’s stockholders who collectively hold approximately 98% of the total voting power of eMagin’s Series B Convertible Preferred Stock, which is convertible into approximately 21% of the total voting power of eMagin’s common stock on a fully diluted basis, have entered into a support agreement pursuant to which they have committed to vote such shares in favor of the transaction.

The transaction is expected to close in the second half of 2023, subject to the approval by eMagin’s stockholders, applicable regulatory approvals and other customary closing conditions. Until closing, eMagin and Samsung Display remain separate and independent companies.

Advisors

Nomura Securities International, Inc. is serving as exclusive financial advisor to eMagin. White & Case LLP and Goodwin Procter LLP are acting as the Company’s legal counsel. Evercore Inc. is serving as exclusive financial advisor to Samsung Display and O'Melveny & Myers LLP is acting as legal counsel.

About Samsung Display

Samsung Display is a global leader of cutting-edge display solutions. The company diversifies display applications not only for smartphones, TVs, laptops, and monitors, but also smartwatches, game consoles and automotive applications and has close partnerships with a variety of global manufacturers. Samsung Display is leading the foldable display market based on its innovative technology, enabling the world’s first mass-production of OLED and Quantum Dot-OLED, and endeavors to develop next-generation technology such as slidable, rollable, and stretchable displays to provide new experiences and possibilities to consumers. Samsung Display prioritizes environmental and social values throughout the entire process of product manufacturing. The company will further evolve into a sustainable company dedicated to the development and happiness of humanity. For more information, please visit https://www.samsungdisplay.com/eng/index.jsp or https://global.samsungdisplay.com.

About eMagin Corporation

eMagin is the leader in OLED microdisplay technology, enabling the visualization of digital information and imagery for world-class customers in the military, consumer, medical and industrial markets. The Company invents, engineers, and manufactures display technologies of the future and is the only manufacturer of OLED displays in the United States. eMagin's Direct Patterning Technology (dPd™) will transform the way the world consumes information. Since 2001, eMagin's microdisplays have been used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. For more information, please visit www.emagin.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Samsung Display Co., Ltd. (“Samsung Display”), all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in the consummation of the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement filed with the SEC in connection with the proposed transaction on July 20, 2023 (the “Definitive Proxy Statement”). Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Samsung Display, the Company filed with the SEC the Definitive Proxy Statement on July 20, 2023 relating to the special meeting scheduled for August 31, 2023, which has been sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at emagin.com/investors or by contacting the Company’s investor relations department at the following:

Investor Relations

investorrelations@emagin.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.